Exhibit 99.1

Proprietary Cell Products for Tissue Regeneration (Nasdaq:ASTM) Investor Presentation August, 2005

This presentation contains forward-looking statements, including, without limitation, statements concerning product-development objectives and anticipated timing, clinical trial timing and expected results, potential market opportunities and revenue models, market development plans, anticipated key milestones and potential advantages and applications of Tissue Repair Cells (TRCs), which involve certain risks and uncertainties. Actual results may differ significantly from the expectations contained in the forward-looking statements. Among the factors that may result in differences are the results obtained from clinical trials and development activities, regulatory approval requirements, competitive conditions and availability of resources. These and other significant factors are discussed in greater detail in Aastrom's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. SAFE HARBOR

Summary Emerging as a leading tissue regeneration company Proprietary bone marrow stem cell products: Tissue Repair Cells Business model based on clinical experience and ability to apply TRCs to multiple markets In clinic with multiple Phase II-level trials for bone grafting New Phase II-level trial for diabetic limb ischemia to begin 2005 Multiple clinical milestones expected over next 18 months Good financial position

Capturing the Therapeutic Potential of Bone Marrow Stem Cells Regenerate tissues with stem cells grown from bone marrow collected from the patient...

Tissue Repair Cells: Bone Marrow Plus Small aspirate collected from patient Office procedure Cells go to production lab Centralized facility TRCs generate healthy tissues > 180 patients treated to date TRCs produced in AastromReplicell System Proprietary technology

Aastrom Tissue Repair Cell Product TRCs Multi-Lineage Stem/Progenitor Cells Bone Vascular Others Growth Factor Production BMPs VEGF SCGF Others Bone Marrow Derived Cells Natural Tissue Regeneration Process New Capability in Tissue Regeneration

Aastrom's Business Model TRCs Aastrom Core Business Infrastructure Tissue Repair Cell Products Developed for Multiple Indications Patient-Specific Cell Manufacturing and Distribution Development & Marketing Alliances Bone Grafting Fractures Jaw Reconstruction Spine Fusion Limb Ischemia Future Percutaneous Bone Treatments Cardiac Ischemia Cartilage Transforming Cells into Products

Development Pipeline Research Preclinical Clinical Market Comments U.S. Europe Jaw reconstruction - Europe (Sinus lift for dental implants) Spine fusions Long bone fractures Bone Grafting Vascular Tissue Cardiac ischemia Peripheral limb ischemia Trial enrolling at 5 sites Positive results reported Results expected in CY2005 IND submitted to FDA Successful animal model completed Accruing patients in 3Q CY2005 Cartilage Joint reconstruction Cartilage from TRCs established Phase I/II Proof of Concept Proof of Concept Phase I/II

TRCs in Bone Grafting Complete Phase I/II trials to establish ability of TRCs to induce bone growth in three bone types (long bone, spine, facial) Select indication to continue Phase III level trials for market registration (FDA in US; EMEA in EU) Explore additional trials to expand market potential and labeling Clinical Strategy

Potential for TRCs in Bone Grafting

Autograft Allograft & DBM BMPs Synthetics East 0.48 0.27 0.09 0.16 TRCs East 0.05 0.95 Bone Graft Market Opportunity Target the Autograft Segment for Severe Indications Source: Millennium Research Group CY2009 projections (U.S., Europe and Japan) BMP = Bone Morphogenic Proteins DBM = Demineralized Bone Matrix TRCs 5% of Autograft > $200 Million Opportunity Global Market: 2 Million Bone Grafts Annually

TRCs for Bone Grafting Bone Fracture Indications

Bone Graft Clinical Plan EU Lead proof of concept study initiated in Spain in 2Q CY2004 Long term non-union fractures (failed standard treatment) First phase (6 treatments) completed; positive trial results reported May 2005 Process underway to expand trial United States Phase I/II multi-center trial; IND approved by FDA Safety milestone achieved; allowed to expand to fresh as well as long term non-union fractures Five sites now active; 20 patient target Targeted accrual/treatment completion in 4Q CY2005 Bone Fracture Indications

TRCs and Matrix 200mm Combining TRCs and Matrix Micrograph of TRCs in Matrix

Non-Union Fracture Trial * Clinical Situation: Non-union fracture of humerus which failed fixation and autograft (> 8 months) Candidate Patient X-Rays * Point of Fracture

Non-Union Fracture Trial Fracture Site with Previous Fixation Removed

Non-Union Fracture Trial Fracture Site with New Fixation Applied

Non-Union Fracture Trial TRCs and Matrix Applied at Fracture Site TRCs and Matrix

Non-Union Fracture Trial Patient Recovery (5 Months) Fracture Site

TRCs for Vascular Tissue Limb Ischemia Indication

Limb Ischemia (Veins and Arteries) Large market opportunity, with limited therapeutic competition Diabetic and Buerger's disease patients Targeted 1+ million patients in need of surgery for severe limb ischemia Reimbursement levels are high for interventional treatments Published clinical results suggest effectiveness of large volume bone marrow for limb ischemia Similar reports for cardiac ischemia TRCs ready to go to trial TRCs shown as effective substitute for large volume bone marrow in BMT indication (Aastrom trials) TRC's vascular lineage capability demonstrated in vitro Leverage existing infrastructure established for bone grafting Rationale for TRC Development Source: Millennium Research Group CY2009 projections (U.S., Europe and Japan) BMT = Bone Marrow Transplantation

Limb Ischemia Effect of Large Volume Bone Marrow Sources: Lancet 360: 427-435, 2002 (left panel) Eur J. Vasc Endovasc Surg 00, 1-3, 2002 (right panel)

Vascular Tissue Clinical Plan

Limb Ischemia Indication

- Lead Trial (Phase II Level)
  - Clinical trial agreement with HDZ in Bad Oeynhausen, Germany
  - Cell manufacturing license process obtained and patient accrual to begin in CY2005
- Trial Objectives
  - Evaluate TRCs vs Bone Marrow vs Standard of Care to increase vascularization and aid in various standard vascular endpoints
  - Endpoints: Improved ulcer healing, limb mobility, limb salvage, pain, ABI, plus other secondary evaluations
  - Evaluate local IM injection and IA infusion routes
  - Complete 25 patients, evaluate data for protocol modifications, and expand with selected criteria as a randomized trial

ABI = Ankle-Brachial Index
IM = Intramuscular
IA = Intraarterial

Aastrom BIOSCIENCES INC

Partnering Largest provider of allograft tissue matrix (>$250 million revenue) Companies both contribute to development and clinical expenses for products that combine TRCs and MTF matrix Companies sell their own products and coordinate marketing Targeting other relationship(s) for synthetic matrix Targeting other marketing partners for each indication Fracture; Jaw; Spine; Vascular 2003 alliance with

Aastrom Balance Sheet Data (March 31, 2005 *) Cash and Investments $ 35,400,000 Total Assets $ 37,000,000 Shareholders' Equity $ 36,200,000 Average Cash Usage Per Month $ 1,000,000 * Per Aastrom Biosciences, Inc. Form 10-Q for quarter ended March 31, 2005

Proprietary Cell Products for Tissue Regeneration (Nasdaq:ASTM)